UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	April 3, 2006

The Allied Defense Group, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	1-11376	04-2281015
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

8000 Towers Crescent Drive, Suite 260, Vienna, Virginia		22182
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(703) 847-5268

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On April 3, 2006, the American Stock Exchange ("AMEX") issued a letter to The Allied Defense Group, Inc. ("Allied" or the "Company") stating that the Company was not in compliance with AMEX rules regarding timely filing of the Company's Annual Report on Form 10-K.

Allied Defense filed a Form 12b-25 with the Securities and Exchange Commission on March 16, 2006, to extend the Form 10-K filing deadline to March 31, 2006. The Company filed for the extension in order to enable it to complete the preparation of its financial statements, which were delayed as a result of the requirement to complete additional analysis, testing, and review with its new independent auditor. At the time the Company filed the Form 12b-25, it believed that it could meet the March 31, 2006 extended deadline, but due to the additional work required to complete its financial statements and Sarbanes Oxley section 404 compliance requirements, the Company was unable to meet the extended deadline.

The Company will file its 2005 Annual Report on Form 10-K for the year ended December 31, 2005, as soon as practicable.

Item 9.01 Financial Statements and Exhibits.

On April 7, 2006, the Company distributed a press release announcing the receipt of the AMEX deficiency notice as set forth in Item 3.01 above. A copy of this press release is attached as Exhibit 99.1 hereto.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

The Allied Defense Group, Inc.

April 7, 2006	By:	John J. Marcello

Name: John J. Marcello
Title: Chief Executive Officer and President

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Exhibit Index

Exhibit No.	Description

99.1	Press release of The Allied Defense Group dated April 7, 2006